UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2008

Lumera Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50862	91-2011728
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification
Number)

19910 North Creek Parkway, Bothell, Washington	98011
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (425) 415-6900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01 Entry into a Material Definitive Agreement.

On July 14, 2008, Lumera Corporation (the “Company”) entered into a placement agency agreement (the “Placement Agency Agreement”) with Rodman & Renshaw, LLC (the “Placement Agent”) pursuant to which the Placement Agent has agreed to act as the Company’s exclusive placement agent in connection with a proposed issuance and sale to certain institutional investors (the “Offering”) of up to an aggregate of 4 million units (“Units”), each Unit consisting of (i) one share of the Company’s common stock, $0.001 par value per share (“Common Stock”), and (ii) one warrant (a “Warrant”) to purchase 0.50 shares of Common Stock; representing in aggregate 4 million shares of Common Stock and Warrants to purchase an additional 2 million shares of Common Stock, at a purchase price of $0.76 per Unit. The Units were offered by the Company pursuant to a prospectus supplement filed with the Securities and Exchange Commission in connection with a shelf registration statement on Form S-3, which was filed on July 18, 2007, and declared effective on December 5, 2007 (File No. 333-144674).

Pursuant to the Placement Agency Agreement, the Company agreed to pay a fee to the Placement Agent equal to seven percent (7%) of the gross proceeds from the sale of the Units.  In addition, the Company agreed to reimburse the Placement Agent for its expenses incurred in connection with the Offering, and to issue to the Placement Agent a warrant (the “Agent Warrant”) to purchase an aggregate number of shares of Common Stock equal to seven percent (7%) of the aggregate shares of Common Stock sold in the Offering (excluding shares issuable upon exercise of the Warrants).

A copy of the Placement Agency Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. Attached hereto as Exhibit 10.2 is a copy of the Purchase Agreement entered into by the Company and each investor in the Offering, which is incorporated herein by reference. Attached hereto as Exhibit 4.1 is the form of Warrant to be issued by the Company to each investor in connection with the Offering, which is incorporated herein by reference. The foregoing descriptions of the Placement Agency Agreement, the Purchase Agreement, and the Form of Warrant do not purport to be complete and are qualified in their entirety by reference to Exhibits 10.1, 10.2 and 4.1 respectively.

ITEM 8.01. Other Events.

On July 15, 2008, the Company announced that it had entered into definitive agreements with certain institutional investors for the issuance and sale of shares of its Common Stock and Warrants to purchase additional shares of Common Stock in the Offering described above in Item 1.01 for aggregate net proceeds of approximately $2.8 million after deducting the Placement Agent’s fees and all estimated offering expenses payable by the Company. The transaction is expected to close on July 16, 2008 and proceeds from the Offering will be used for general corporate purposes. The Company also announced preliminary second quarter results. The Company’s press release announcing the Offering is filed as Exhibit 99.1 and is incorporated herein by reference.

On July 15, 2008, the Company announced that it completed the shipment of electro-optic devices to Lockheed Martin. A copy of this press release is furnished as Exhibit 99.2.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits

4.1	Form of Warrant
10.1	Placement Agency Agreement between the Company and the Placement Agent, dated July 14, 2008
10.2	Purchase Agreement, dated July 14, 2008
99.1	Press Release issued by the Company on July 15, 2008, titled “Lumera Corporation Announces Registered Direct Offering and Preliminary Q2 2008 Results”
99.2	Press Release issued by the Company on July 15, 2008, titled “Lumera Completes Device Shipment on Third Order From Lockheed Martin”

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMERA CORPORATION

	By:	/s/ Peter S. Biere
	Name:	Peter J. Biere
	Title:	Chief Financial Officer and
Treasurer
Date: July 15, 2008

EXHIBIT INDEX

Exhibit Number	Description

4.1	Form of Warrant
10.1	Placement Agency Agreement between the Company and the Placement Agent, dated July 14, 2008
10.2	Purchase Agreement, dated July 14, 2008
99.1	Press Release issued by the Company on July 15, 2008, titled “Lumera Corporation Announces Registered Direct Offering and Preliminary Q2 2008 Results”
99.2	Press Release issued by the Company on July 15, 2008, titled “Lumera Completes Device Shipment on Third Order From Lockheed Martin”